UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date Earliest Event Reported): July 23, 2004

                          -----------------------------

                           SECOND STAGE VENTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)

     Nevada                                000-32903         98-0233859
     ------            -                   ---------         ----------
(State of other jurisdiction of            (Commission       (I.R.S. Employer
incorporation or organization Number)      File Number)      Identification No.)


c/o Gary Henrie, Esq., 10616 Eagle Nest St., Las Vegas, Nevada        89141
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

       Registrant's telephone number, including area code:  (702) 616-3093
                                                            --------------

                           92 Welk Lane, Windward Road
          Providenciales, Turks & Caicos Islands, British West Indies
          -----------------------------------------------------------
             (Former name or address, if changed since last report)


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Item 5. Other Events and Regulation FD Disclosure

     In May 2004, the Issuer commenced negotiations to acquire certain assets, encompassing intellectual property related to transdermal patch technology ("Assets"), from a debtor in possession under federal bankruptcy law. During the pendency of the Company's negotiations to acquire the Assets from the bankrupt company's estate, third parties notified the bankruptcy court hearing the matter of their intention to submit a bid to the bankruptcy court to acquire the Assets. The Issuer was not certain that it would be the successful bidder for the Assets until the week of July 19, 2004 and agreements confirming the acquisition of the Assets were not executed until July 28, 2004. A discussion of the acquisition of the Assets will be the subject of a future filing with the Securities and Exchange Commission.

     During the time the Issuer was negotiating to acquire the Assets, its Board of Directors was made aware of an opportunity to acquire certain timber operations and properties located in the Republic of Nicaragua. On July 9, 2004, the Issuer organized Valcor Resources, Inc., a Delaware corporation ("Valcor"), as a wholly owned subsidiary to engage in the acquisition and operation of these timber properties and purchased 12,000,000 shares of Valcor's common stock for an aggregate purchase price of $12,000. Valcor is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share ("Valcor Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share. Carlos Cordeiro, Ken Bosada and Valdemiro Pacheco were named as the directors of the subsidiary.

     The Board of Directors determined that the both the business in which it would engage in connection with the development of the Assets and the timber business were of value to the Issuer's shareholders but that the Issuer would not have the resources to take advantage of both opportunities. The Board of Directors elected (i) to dedicate all of the Issuer's resources to the development of the Assets and (ii) to distribute all of the Valcor Common Stock owned by the Issuer to shareholders of record at July 23, 2004 on a share for share basis so that holders as of such date would receive one shares of Valcor Common Stock for each share of the Issuer's common stock owned at said date.
All of the Valcor Common Stock which the Issuer will distribute to the record holders will be subject to restrictions on transfer and the certificates representing such shares will bear a restrictive legend as may be required under federal and state securities laws. Holders of record of the Issuer's common stock at July 23, 2004 can expect to receive certificates evidencing shares of Valcor Common Stock which they are entitled to receive in the distribution by August 9, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SECOND STAGE VENTURE, INC.
Dated: August 6, 2004
                                   By:  /s/  Bruce Haglund
                                      ------------------------------
                                        Bruce Haglund, Director


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